Exhibit 99.2

VSE Corporation and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Financial Statements
As of and for the Year ended December 31, 2014

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On January 28, 2015, VSE Corporation ("VSE") and its two wholly owned subsidiaries VSE Aviation, Inc. ("VAI") and 9126767 Canada Inc. completed the previously announced acquisition of five operating companies by acquiring all of the capital stock of their four holding companies consisting of Avatas Aerospace Inc. ("AAI"), Air Parts Holding Inc. ("APH"), Prime Turbines Holding Inc. ("PTH"), and Prime Turbines Germany Holding Inc. ("PTGH"). The five operating companies are Kansas Aviation of Independence, L.L.C. ("KAI"), Air Parts & Supply Co. ("APS"), CT Aerospace LLC ("CTA"), Prime Turbines LLC ("PT") and Prime Turbines GmbH ("PTG"). KAI, APS, CTA, PT and PTG specialize in maintenance, repair and overhaul ("MRO") services and parts supply for corporate and regional jet aircraft engines and engine accessories. The operations of AAI, APH, PTH, PTGH, APS, CTA, PT and PTG are collectively referred to as the "Killick Aerospace MRO Operations."

The unaudited pro forma statements of income for the year ended December 31, 2014 combines the consolidated statement of income of VSE for the year ended December 31, 2014 and statement of income of the Killick Aerospace MRO Operations for the year ended December 31, 2014. The unaudited pro forma condensed consolidated statements of income are presented as if VSE's acquisition (the "Acquisition") had occurred on January 1, 2014.

The historical consolidated financial information of VSE and the financial information of Killick Aerospace MRO Operations have been adjusted in the unaudited pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable, and (3) with respect to the statements of income, expected to have a continuing impact on the combined results. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the accompanying notes thereto. In addition, the unaudited pro forma condensed consolidated financial information was based on and should be read in conjunction with the:

•	Historical audited consolidated financial statements for the year ended December 31, 2014 and the related notes of VSE included in its Annual Report on Form 10-K; and
•	Historical audited combined financial statements of Killick Aerospace MRO Operations included as Exhibit 99.1 to this Current Report on Form 8-K/A.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and are not intended to represent what the actual results of operations or the financial position of VSE would have been had the Acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of VSE nor does it reflect any operational efficiency that may have been achieved if the Acquisition had occurred on January 1, 2014.

The unaudited pro forma condensed consolidated financial information has been prepared using the acquisition method of accounting which requires, among other things, the assets acquired and liabilities assumed to be recognized at their fair values as of the acquisition date. We believe that the fair values assigned to the assets acquired and the liabilities assumed, as reflected in the pro forms financial statements, are based on reasonable assumptions. However, all components of the purchase price allocation are considered preliminary. VSE's judgments used to determine the estimated fair value assigned to each class of assets acquired and liabilities assumed can materially impact the results of operations. We anticipate finalizing the purchase price allocations during 2015.

VSE Corporation and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of December 31, 2014
(in thousands except share and per share amounts)

	VSE	Killick Aerospace MRO Operations	Adjustments		Pro Forma as Adjusted
Assets
Current assets:
Cash and cash equivalents	$263	$896	$1,243	3(a)	$2,402
Receivables	59,391	29,280			88,671
Inventories	49,363	54,669			104,032
Deferred tax assets	1,834	1,587			3,421
Other current assets	11,517	888	87	3(b)	12,492
Total current assets	122,368	87,320	1,330		211,018

Property and equipment, net	52,911	11,452			64,363
Intangible assets, net	72,209	3,829	89,671	3(c)	165,709
Goodwill	92,052	16,260	77,103	3(d)	185,415
Other assets	15,790	-	1,170	3(e)	16,960
Total assets	$355,330	$118,861	$169,274		$643,465

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$24,837	$34,425	$(48,390)	3(f)	$10,872
Accounts payable	29,424	11,010	175	3(g)	40,609
Current portion of earn-out obligation	9,455	-			9,455
Accrued expenses and other current liabilities	23,245	7,815			31,060
Dividends payable	536	-			536
Total current liabilities	87,497	53,250	(48,215)		92,532

Long-term debt, less current portion	23,563	4,328	200,318	3(f)	228,209
Deferred compensation	12,563	-			12,563
Earn-out obligation, less current portion	-	-	35,000	3(h)	35,000
Long-term lease obligations, less current portion	24,584	-			24,584
Deferred income taxes	1,634	4,531	33,480	3(k)	39,645
Total liabilities	149,841	62,109	220,583		432,533

Commitments and contingencies

Stockholders' equity:
Common stock, par value $0.05 per share, authorized 15,000,000 shares; issued and outstanding 5,358,261 and 5,333,077 respectively	268	1	(1)	3(i)	268
Additional paid-in capital	20,348	37,724	(37,724)	3(i)	20,348
Retained earnings	184,873	19,027	(13,584)	3(j)	190,316
Total stockholders' equity	205,489	56,752	(51,309)		210,932
Total liabilities and stockholders' equity	$355,330	$118,861	$169,274		$643,465

The accompanying notes are an integral part of these statements.

VSE Corporation and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Income
(in thousands except share and per share amounts)

	For the Year Ended December 31, 2014
	VSE	Killick Aerospace MRO Operations	Adjustments		Pro Forma as Adjusted

Revenues:
Services	$251,085	$-	$-		$251,085
Products	172,986	125,576			298,562
Total revenues	424,071	125,576			549,647

Contract costs
Services	240,004	-			240,004
Products	142,997	83,851	28,566	4(a)	255,414
Total contract costs	383,001	83,851	28,566		495,418

Selling, general and administrative expenses	4,140	22,933	(23,877)	4(b)	3,196

Operating income	36,930	18,792	(4,689)		51,033

Other income	-	(2,832)	2,832	4(c)	-

Interest expense, net	3,983	6,173	(171)	4(d)	9,985

Income from continuing operations before income taxes	32,947	15,451	(7,350)		41,048

Provision for income taxes	12,458	5,676	(2,613)	4(e)	15,521

Income from continuing operations	$20,489	$9,775	$(4,737)		$25,527

Basic earnings per share	$3.83				$4.77

Basic weighted average shares outstanding	5,353,912				5,353,912

Diluted earnings per share	$3.82				$4.75

Diluted weighted average shares outstanding	5,371,200				5,371,200

The accompanying notes are an integral part of these statements.

VSE CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in thousands)

Note 1- Acquisition Transaction

On January 28, 2015, VSE Corporation ("VSE") and its two wholly owned subsidiaries VSE Aviation, Inc. and 9126767 Canada Inc. completed their previously announced acquisition of five operating companies by acquiring all of the capital stock of their four holding companies consisting of Avatas Aerospace Inc. ("AAI"), Air Parts Holding Inc. ("APH"), Prime Turbines Holding Inc. ("PTH"), and Prime Turbines Germany Holding Inc. ("PTGH"). The five operating companies are Kansas Aviation of Independence, L.L.C. ("KAI"), Air Parts & Supply Co. ("APS"), CT Aerospace LLC ("CTA"), Prime Turbines LLC ("PT") and Prime Turbines GmbH ("PTG"). KAI, APS, CTA, PT and PTG specialize in maintenance, repair and overhaul (MRO) services and parts supply for corporate and regional jet aircraft engines and engine accessories. VSE's acquisition of AAI, APH, PTH, PTGH, APS, CTA, PT and PTG is referred to as the "Acquisition" and the combined operations of such acquired companies is referred to as the "Killick Aerospace MRO Operations."

Cash paid at closing was approximately $189 million. The total estimated acquisition consideration used in preparing the unaudited pro forma condensed consolidated financial statements is as follows (in thousands):

Acquisition Consideration:

Cash	$189,457
Acquisition date fair value of earn-out obligation	35,000
Total consideration	$224,457

We amended a loan agreement on January 28, 2015 with a group of banks to finance the acquisition and provide working capital for our continuing operations. The amended loan agreement consists of a term loan facility and a revolving loan facility.

The transaction has been accounted for using the acquisition method of accounting which requires, among other things, the assets acquired and the liabilities assumed be recognized at their fair values as of the acquisition date.

Note 2- Preliminary Allocation of Purchase Price

The total estimated purchase price was allocated to Killick Aerospace MRO Operations' net assets based on estimated fair value as of January 28, 2015. We recorded the excess of the purchase price over the net assets as goodwill. The allocation of the purchase price shown in the table below is preliminary and subject to change based on finalizing our detailed valuations. We allocated the purchase price as follows (in thousands):

Description	Fair Value
Cash	$809
Accounts receivable	10,759
Inventories	55,983
Other current assets	3,907
Property and equipment	11,461
Intangibles – customer-related	86,000
Intangibles – trade name	7,500
Current liabilities	(9,969)
Long-term deferred tax liability	(35,356)

Net identifiable assets acquired	131,094
Goodwill	93,363

Total consideration	$224,457

Cash consideration	$189,457
Acquisition date fair value of earn-out obligation	35,000
Total consideration	$224,457

VSE CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in thousands)

The value attributed to customer-related intangibles is being amortized on a straight-line basis using weighted average useful lives of approximately 13 years. The value attributed to trade name is being amortized on a straight-line basis over 8 years.

Note 3 – Unaudited Pro Forma Condensed Consolidated Balance Sheet

The unaudited pro forma condensed consolidated balance sheet gives effect to the Acquisition as if it had occurred on January 1, 2014.

The following pro forma adjustments are included in the unaudited pro forma condensed consolidated balance sheet:

a)	To reflect the net cash inflows as a result of the Acquisition, which consists of the following:

Proceeds from term loan and revolving loan facilities	$250,000
Repayment of existing loans and related fees	(57,149)
Payment to sellers	(189,457)
Payment of bank related fees on new loan facilities	(2,151)
Net cash inflows	$1,243

b)	To reflect changes in other current assets as a result of the increase in income tax receivable associated with accrued transaction costs.

c)	To eliminate the Killick Aerospace MRO Operations' historical intangible assets and record the estimated fair value at the date of Acquisition of the identifiable intangible assets acquired.

d)	To eliminate the Killick Aerospace MRO Operations' historical goodwill and record the estimated fair value at the date of Acquisition of the goodwill acquired.

e)	To reflect changes in other long-term assets as a result of capitalized loan fees associated with additional borrowings recorded.

f)	To reflect changes in long-term debt, which consists of the following:

	Current portion of long-term debt	Long-term debt, less current portion
New borrowings under the term loan and revolving loan facilities	$11,250	$237,507
Capitalized financing fees associated with additional borrowings recorded within long-term debt	(215)	(861)
Eliminate Killick Aeorospace MRO Operations' historical debt paid off at closing	(34,425)	(4,328)
Repayment of existing borrowings	(25,000)	(32,000)
Net increase	$(48,390)	$200,318

g)
To reflect accrual of acquisition related costs incurred after December 31, 2014 of $229, bank loan fees of $95, and payment of accrued interest and unused loan fees of $149 associated with the repayment of existing borrowings resulting from the Acquisition.

h)	To reflect the acquisition date fair value of the earn-out obligation.

i)	To eliminate Killick Aerospace MRO Operations' common stock and additional paid-in capital at Acquisition.

VSE CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in thousands)

Note 3 – Unaudited Pro Forma Condensed Consolidated Balance Sheet – Continued

j)	To record adjustments to retained earnings to eliminate Killick Aerospace MRO Operations' historical retained earnings, and the impact on retained earnings of the pro forma adjustments.

k)
To eliminate Killick Aerospace MRO Operations' deferred tax liability associated with its historical intangible assets and record the VSE deferred tax liability associated with future amortization of identifiable intangibles recognized in the Acquisition, which are not deductible for income tax purposes.

Note 4 – Unaudited Pro Forma Condensed Consolidated Statements of Income

The unaudited pro forma condensed consolidated statement of income gives effect to the Acquisition as if it had occurred on January 1, 2014.

The following pro forma adjustments are included in the unaudited pro forma condensed consolidated statement of income:

a)
To reflect the amortization of the preliminary fair values of intangible assets of $7,200 for the year ended December 31, 2014, the reduction of salary expense associated with new employment agreements entered into for certain executives of the Killick Aerospace MRO Operations as part of the acquisition of $373, and to classify $21,739 of certain operational costs of Killick Aerospace MRO Operation from SG&A to Product Costs to conform to VSE's income statement presentation of similar costs for the year ended December 31, 2014.

b)	To reflect changes in selling, general and administrative costs as follows:

Year Ended December 31, 2014
Classify certain operational costs of Killick Aerospace MRO Operation from SG&A to Product Costs to conform to VSE's income statement presentation of similar costs	$(21,739)
Eliminate Killick Aerospace MRO Operations' historical intangible asset amortization expense	(333)
Eliminate Killick Aerospace MRO Operations' management fee charged by an affiliated company	(600)
Eliminate VSE and Killick Aerospace MRO Operations' acquisition costs	(1,205)
Net decrease	$(23,877)

c)	To eliminate Killick Aerospace MRO Operations' foreign currency translation adjustments of $2,832 from other income.

d)	To reflect changes in interest expense associated with the Acquisition related debt, as follows:

Year Ended December 31, 2014
Estimated interest expense associated with term and revolving loan facilities	$5,553
Amortization of bank related fees on new loan facilities	449
Eliminate Killick Aerospace MRO Operations' historical interest expense	(6,173)
Decrease in interest expense	$(171)

Estimated interest expense associated with the additional borrowings was computed using the interest rate on the additional borrowings in effect at the end of January 2015.

e)
To reflect the tax effects of the pro forma adjustments and the historical pre-tax income of Killick Aerospace MRO Operations at the estimated effective income tax rate that would have been in effect had the Acquisition closed on January 1, 2014.

VSE CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in thousands)

Note 5 – Earning per Share

Because VSE paid cash to acquire the Killick Aerospace MRO Operations and did not issue any stock or stock-based awards in connection with the Acquisition, the number of weighted average common shares outstanding used to compute pro forma basic and diluted earnings per share are the same as the VSE historical amounts.